UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2023
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +1 (212) 516-1300
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TZOO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
                                         Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01.    Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On June 27, 2023, the Board of Directors (the “Board”) of Travelzoo, a Delaware corporation (the “Company”), upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board, dismissed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm.

The reports of RSM on the Company’s financial statements for each of the two most recent fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through June 27, 2023, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto) with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2022, there was one “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to a material weakness in the Company’s internal control over financial reporting, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”). As disclosed in Item 9A to the Form 10-K, the Company’s management concluded that as of December 31, 2022, certain of the Company’s disclosure controls and procedures were not effective, related to the financial reporting and disclosure of non-routine, non-recurring, unusual and complex transactions. Specifically, the Company did not have internal financial staff with sufficient specific expertise to ensure complete and timely financial reporting and disclosures related to technical and complex accounting transactions. However, after giving full consideration to the material weakness, management believes that the consolidated financial statements included in the Form 10-K were prepared in accordance with US generally accepted accounting principles. As of the date of this Current Report on Form 8-K, the Company believes that it has made progress towards remediation and continues to implement the remediation plan in preparation for the next non-routine, non-recurring, unusual or complex transaction. RSM provided written communication to the Audit Committee regarding this material weakness and the subject matter of this material weakness was discussed by the Company’s management and the Audit Committee with RSM. The Audit Committee has authorized RSM to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.

The Company provided RSM with the disclosures under this Item 4.01(a) prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested RSM to furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01(a) and if not, stating the respects in which it does not agree. A copy of RSM’s letter dated July 3, 2023 is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On June 27, 2023, the Board, upon the recommendation of its Audit Committee, approved the appointment of KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

During the two most recent fiscal years ended December 31, 2022 and 2021 and from January 1, 2023 through June 27, 2023, neither the Company nor anyone on its behalf consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a) (1)(iv) and Item 304(a)(1)(v), respectively.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	July 3, 2023	By:	/s/ Lijun Qi
Lijun Qi Principal Accounting Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from RSM US LLP, dated July 3, 2023.